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Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-218498) pertaining to the 2006 Share Plan and 2016 Stock Option and Incentive Plan of Yatra Online, Inc.;

  (2)
  Registration Statement (Form F-3 No. 333-224661) of Yatra Online, Inc. and

  (3)
  Registration Statement (Form F-3 No. 333-215653) of Yatra Online, Inc.

of our report dated July 31, 2019, with respect to the consolidated financial statements of Yatra Online, Inc., included in this Annual Report (Form 20-F) for the year ended March 31, 2019.

/s/ Ernst & Young Associates LLP Gurugram, India July 31, 2019

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  Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM